Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal Trust
333-14725, 811-07873

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement.

The results of the vote for the new Investment
Management Agreement were as follows:

 Nuveen High Yield Municipal Bond Fund
 Nuveen All-American Municipal Bond Fund
 Nuveen Insured Municipal Bond Fund
 Nuveen Intermediate Duration Municipal Bond Fund
 Nuveen Limited Term Municipal Bond Fund
To approve a new investment management agreement





   For
                        110,102,075
                         17,524,505
                   41,931,751
                 154,764,227
                   30,646,424
   Against
                            2,679,436
                              601,676
                     2,090,326
                     5,848,882
                        812,433
   Abstain
                            3,300,281
                              649,437
                     1,946,389
                     7,922,174
                     1,109,451
   Broker Non-Votes
                          46,895,583
                           7,241,716
                     9,670,197
                   34,038,474
                   10,674,258
      Total
                        162,977,375
                         26,017,334
                   55,638,663
                 202,573,757
                   43,242,566

Proxy materials are herein incorporated by reference to the SEC filing on August 29, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-013171.